SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 12, 2004 (Date of earliest event reported)
TS&B Holdings Inc (Exact name of registrant as specified in its charter)
UT (State or other jurisdiction of incorporation)	333-74970 (Commission File Number)	30-0123229 (IRS Employer Indentification Number)
	7380 Sand Lake Rd (Address of principal executive offices)	32819 (Zip Code)
Registrant's telephone number, including area code: 407 649 8325

Item 5. Other Events

Company issues Cease & Desist demand to Berlin Stock Exchange for removal of Company from Exchange.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2004	TS&B HOLDINGS INC By: /s/ Charles Giannetto Charles Giannetto CLO

May 11, 2004

Berlin – Bremen Stock Exchange

Attn: Legal Department

FAX 011 030 31 1091 78

CEASE and DESIST

RE:    listing of TS&B Holdings on

          German exchange

          German CUSIP US872806 10 40 (529517)

          German stock symbol TS7

Gentlemen:

It has recently come to our attention that our company is listed on your exchange. We have not authorized this listing. Please immediately cease and desist.

If you do not remove us from the exchange we will take any and all appropriate remedies.

Please govern yourself accordingly.

c:\legal	Sincerely,

C. Giannetto, Esquire
CLO